Exhibit 99.1
Riley Permian Reports Second Quarter 2024 Results

OKLAHOMA CITY, August 7, 2024 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian” or the “Company”), today reported financial and operating results for the second quarter ended June 30, 2024.

SECOND QUARTER 2024 HIGHLIGHTS
•Averaged 21.3 MBoe/d of total equivalent production (oil production of 14.7 MBbls/d)
•Generated $51.6 million of operating cash flow or $57.6 million before changes in working capital(1)
•Incurred total accrual (activity-based) capital expenditures before acquisitions of $21.4 million and cash capital expenditures before acquisitions of $19.3 million
•Generated Free Cash Flow(1) of $38.3 million
•Paid dividends of $0.36 per share in the second quarter for a total of $7.5 million
•Reduced debt outstanding by $20.0 million
•Raised $25.4 million in net proceeds from an equity offering
•Closed acquisition that added approximately 13,900 contiguous net acres to our New Mexico position
•Signed agreements to expand the scope of our power joint venture RPC Power, LLC (“RPC Power”) and increased our ownership position from 35% to 50%

MANAGEMENT COMMENTARY

“We continue to execute our annual plan with overall positive results,” said Bobby D. Riley, Chief Executive Officer and Chairman of the Board. “It’s early in the year to report on medium-term to longer-term well results, but thus far we are generally seeing outperformance on 2024 legacy well production results relative to our internal forecasts. We continue to experience favorable efficiencies and cost savings on our drilling and completion activity. Well cost savings represent our largest driver of free cash flow improvement this year. The team has also done a great job in smoothing development activity and spend, one of our core objectives coming into the year.”

Exhibit 99.1
OPERATIONS UPDATE AND FINANCIAL RESULTS
SECOND QUARTER 2024 RESULTS

For the quarter ended June 30, 2024, the Company’s revenues totaled $105.4 million, net cash provided by operating activities was $51.6 million and net income was $33.5 million, or $1.59 per diluted share.
On a non-GAAP basis, Adjusted EBITDAX(1) was $73.3 million, cash flow from operations before changes in working capital(1) was $57.6 million, Free Cash Flow(1) was $38.3 million and Adjusted Net Income(1) was $33.1 million, or $1.57 per diluted share.
Average oil production was 14.7 MBbls/d and average total equivalent production was 21.3 MBoe/d (69% oil and 86% liquids).
Average realized prices were $79.25 per barrel of oil, $(0.61) per Mcf of natural gas and $(0.10) per barrel of natural gas liquids.
Lease operating expense (“LOE”) was $16.5 million, or $8.50 per Boe, cash G&A expense(1) was $6.6 million, or $3.39 per Boe, and production and ad valorem taxes were $7.2 million or $3.70 per Boe.
Total accrued capital expenditures before acquisitions were $21.4 million and $19.3 million on a cash basis. The Company drilled 2 gross operated horizontal wells, completed 8 gross operated horizontal wells, and brought online to production 4 gross operated horizontal wells.
The Company made an additional capital contribution of $9.5 million to its joint venture RPC Power LLC. The Company has invested a total of $21.0 million to date and has 50% ownership.
The Company reduced total debt by $20.0 million, including a principal reduction of $15.0 million on its Credit Facility and $5.0 million on its Senior Notes. Interest expense was $8.9 million.
The Company had $322.7 million of total debt, or $335.0 million principal balance, as of June 30, 2024, with approximately $215.0 million available for future borrowing under its Credit Facility. During the quarter, the Company completed its semi-annual redetermination of its revolving credit borrowing base. The borrowing base and elected commitments were reaffirmed at $375 million.
Shareholders’ equity was $489.0 million as of June 30, 2024 and the number of common shares outstanding was 21.6 million.
On April 8, 2024, the Company issued and sold 1,015,000 shares of common stock at a price of $27.00 per share. Net proceeds from the issuance were approximately $25.4 million, after deducting underwriting discounts and commissions and expenses.

INVESTMENT UPDATE
On May 7, 2024, the Company closed on the purchase of oil and natural gas properties in Eddy County, New Mexico for approximately $17.6 million plus $0.5 million in transaction costs. The acquisition adds approximately 13,900 total net acres to our existing New Mexico position.
On May 21, 2024, the Company entered into definitive agreements to expand the scope of its joint venture, RPC Power. The expanded scope will enable RPC Power to build new power generation and storage assets for the sale of energy and ancillary services to ERCOT, the Texas power grid operator. The facilities are targeted for commercial operations throughout 2025.

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1

Selected Operating and Financial Data
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Select Financial Data (in thousands):
Oil and natural gas sales, net	$105,343	$99,424	$99,312	$204,767	$165,724
Income from Operations	$53,612	$50,567	$45,010	$104,179	$81,044
Adjusted EBITDAX(1)	$73,264	$70,146	$66,265	$143,410	$109,773
Cash Flow from Operations	$51,641	$56,125	$55,915	$107,766	$88,720
Free Cash Flow(1)	$38,263	$23,308	$3,270	$61,571	$5,619

Production Data, net:
Oil (MBbls)	1,342	1,289	1,370	2,631	2,263
Natural gas (MMcf)	1,608	1,631	1,677	3,239	2,626
NGLs (MBbls)	330	293	283	623	417
Total (MBoe)	1,940	1,854	1,933	3,794	3,118

Daily combined volumes (Boe/d)	21,319	20,374	21,236	20,846	17,225
Daily oil volumes (Bbls/d)	14,747	14,165	15,055	14,456	12,503

Average Realized Prices:
Oil ($ per Bbl)	$79.25	$75.25	$71.41	$77.29	$71.94
Natural gas ($ per Mcf)	$(0.61)	$0.42	$0.02	$(0.09)	$0.21
NGLs ($ per Bbl)	$(0.10)	$5.97	$5.10	$2.75	$5.65

Average Realized Prices, including the effects of derivative settlements(2):
Oil ($ per Bbl)	$76.96	$74.33	$69.46	$75.68	$68.51
Natural gas ($ per Mcf)	$0.16	$1.20	$0.24	$0.69	$0.35
NGLs ($ per Bbl)(3)	$(0.10)	$5.97	$5.10	$2.75	$5.65

Weighted Average Common Shares Outstanding (in thousands):
Basic	20,866	19,891	19,671	20,378	19,660
Diluted	21,087	19,992	19,985	20,539	19,951

_____________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)The Company's calculation of the effects of derivative settlements includes gains and losses on the settlement of its commodity derivative contracts. These gains and losses are included under other income (expense) on the Company’s condensed consolidated statements of operations.
(3)During the periods presented, the Company did not have any NGL derivative contracts in place.

Exhibit 99.1
2024 GUIDANCE

Riley Permian is providing third quarter detailed guidance and reiterating, previously disclosed full-year 2024 activity guidance based on currently scheduled development activity and current market conditions. The average working interest on gross operated wells drilled is subject to change and may have corresponding impacts on investing expenditures. Total equivalent production estimates, inclusive of production from natural gas and NGLs, may be subject to variability based on natural gas dynamics.

Activity, Production, and Investing Guidance	Q3 2024	Full-Year 2024

Gross Operated Well Activity
Drilled	10 - 12	24 - 26
Completed	1 - 3	18 - 20
Turned to Sales	4 - 7	20 - 22

Net Production
Total (MBoe/d)	21.0 - 23.0	21.0 - 22.5
Oil (MBbls/d)	14.8 - 15.3	14.5 - 15.2

Investing Expenditures by Category (Accrual, in millions)(1)
Drilling and Completions and Capital Workovers	$20 - 25	$79 - 84
Infrastructure and Other	7 - 9	21 - 26
Total E&P Capex	$27 - 34	$100 - 110

Joint Venture Investment	$4 - 5	$21 - 22
Total Investments	$31 - 39	$121 - 132

Cost Guidance	Q3 2024

Operating and Corporate Costs
Lease operating expense, including workover expense ($ per Boe)	$8.50 - 9.50
Production tax (% of revenue)	6% - 8%
Cash G&A(2) ($ per Boe)	$3.00 - 3.50
Interest expense ($ in millions)(3)	$8.5 - 9.5
Income Tax Cash Payment ($ in millions)(4)	$5 - 7
Income Tax Cash Payment (Full-year 2024) ($ in millions)(4)	$22 - 25
_______________
(1)Activity-based investing expenditures before acquisitions.
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(3)Interest expense is net of interest rate derivative settlements.
(4)Low end of guidance is based on $73-80/Bbl WTI, West Texas Intermediate, for the remainder of 2024.

Exhibit 99.1
CONFERENCE CALL
In connection with the earnings release, Riley Permian management will host a conference call for investors and analysts on August 8, 2024 at 9:00 a.m. CT to discuss the Company's results and to host a Q&A session. Interested parties are invited to participate by calling:
•Toll Free Dial-In, +1 (888) 596-4144
•Toll Dial-in, +1 (646) 968-2525
•Conference ID number 1303008

An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). In addition to a webcast of the call available on the Company’s website, a replay of the call will be available until August 22, 2024 by calling:
•Toll Free Dial-In, +1 (800) 770-2030
•Toll Dial-in, +1 (609) 800-9909
•Conference ID number 1303008

About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and natural gas liquids. For more information, please visit www.rileypermian.com.

Investor Contact:
Rick D'Angelo
405-438-0126
IR@rileypermian.com

Exhibit 99.1

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions or divestitures; the inability or failure of the Company to successfully integrate the acquired assets into its operations and development activities; the potential delays in the development, construction or start-up of planned projects; failure to realize any of the anticipated benefits of our joint ventures or other equity investments; the risk that the Company’s enhanced oil recovery, or EOR, or carbon capture, utilization and sequestration, or CCUS, projects may not perform as expected or produce the anticipated benefits; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; inability to prove up undeveloped acreage and maintain production on leases; any reduction in our borrowing base on our revolving credit facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our credit agreement and senior notes; changes in general economic, business or industry conditions, including changes in inflation rates, interest rates and foreign currency exchange rates; conditions in the capital, financial and credit markets and our ability to obtain capital needed for development and exploration operations on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, regulation of greenhouse gases, water conservation, seismic activity, weatherization, or protection of certain species of wildlife, or of sensitive environmental areas; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Railroad Commission of Texas in an effort to control induced seismicity in the Permian Basin; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crisis, such as pandemics and epidemics, and any related government policies and actions and the effects of such public health crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the Israel-Hamas conflict and the global response to such conflicts; risks related to litigation; and cybersecurity threats, technology system failures and data security issues. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.

The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Exhibit 99.1
Cautionary Statement Regarding Guidance
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the "Cautionary Statement Regarding Forward Looking Information" section above, as well as "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.

Source: Riley Exploration Permian, Inc.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED BALANCE SHEETS
	(Unaudited)
	June 30, 2024	December 31, 2023
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$10,910	$15,319
Accounts receivable	42,077	35,126
Prepaid expenses	1,766	1,625
Inventory	5,685	6,177
Current derivative assets	1,426	5,013
Total current assets	61,864	63,260
Oil and natural gas properties, net (successful efforts)	889,270	846,901
Other property and equipment, net	20,630	20,653
Non-current derivative assets	631	2,296
Equity method investment	20,757	5,620
Other non-current assets, net	9,805	6,981
Total Assets	$1,002,957	$945,711
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$12,581	$3,855
Accrued liabilities	19,156	33,159
Revenue payable	32,902	30,695
Current derivative liabilities	8,292	360
Current portion of long-term debt	20,000	20,000
Other current liabilities	4,691	6,276
Total Current Liabilities	97,622	94,345
Non-current derivative liabilities	2,527	—
Asset retirement obligations	31,503	19,255
Long-term debt	302,720	335,959
Deferred tax liabilities	78,418	73,345
Other non-current liabilities	1,135	1,212
Total Liabilities	513,925	524,116
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 21,559,918 and 20,405,093 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	21	20
Additional paid-in capital	309,341	279,112
Retained earnings	179,670	142,463
Total Shareholders' Equity	489,032	421,595
Total Liabilities and Shareholders' Equity	$1,002,957	$945,711

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands)
Revenues:
Oil and natural gas sales, net	$105,343	$99,312	$204,767	$165,724
Contract services - related parties	60	600	380	1,200
Total Revenues	105,403	99,912	205,147	166,924
Costs and Expenses:
Lease operating expenses	16,492	17,514	33,261	26,389
Production and ad valorem taxes	7,174	7,221	14,405	11,331
Exploration costs	60	80	64	412
Depletion, depreciation, amortization and accretion	17,470	18,601	35,249	27,684
General and administrative:
Administrative costs	6,644	6,500	11,983	11,967
Share-based compensation expense	3,281	1,225	4,973	2,339
Cost of contract services - related parties	—	109	363	219
Transaction costs	670	3,652	670	5,539
Total Costs and Expenses	51,791	54,902	100,968	85,880
Income from Operations	53,612	45,010	104,179	81,044
Other Income (Expense):
Interest expense, net	(8,857)	(10,161)	(17,924)	(11,177)
Gain (loss) on derivatives, net	(359)	8,665	(17,436)	14,420
Loss from equity method investment	(192)	(4)	(25)	(236)
Total Other Income (Expense)	(9,408)	(1,500)	(35,385)	3,007
Net Income from Operations before Income Taxes	44,204	43,510	68,794	84,051
Income tax expense	(10,656)	(10,442)	(16,488)	(19,132)
Net Income	$33,548	$33,068	$52,306	$64,919
Net Income per Share:
Basic	$1.61	$1.68	$2.57	$3.30
Diluted	$1.59	$1.65	$2.55	$3.25
Weighted Average Common Shares Outstanding:
Basic	20,866	19,671	20,378	19,660
Diluted	21,087	19,985	20,539	19,951

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands)
Cash Flows from Operating Activities:
Net income	$33,548	$33,068	$52,306	$64,919
Adjustments to reconcile net income to net cash provided by operating activities:
Exploratory well costs and lease expirations	—	56	—	388
Depletion, depreciation, amortization and accretion	17,470	18,601	35,249	27,684
(Gain) loss on derivatives, net	359	(8,665)	17,436	(14,420)
Settlements on derivative contracts	(1,829)	(2,303)	(1,725)	(7,391)
Amortization of deferred financing costs and discount	1,317	1,088	2,632	1,281
Share-based compensation expense	3,281	1,225	4,973	2,485
Deferred income tax expense	3,187	8,454	5,073	13,737
Loss from equity method investment	192	4	25	236
Other	31	—	(42)	—
Changes in operating assets and liabilities	(5,915)	4,387	(8,161)	(199)
Net Cash Provided by Operating Activities	51,641	55,915	107,766	88,720
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(18,987)	(48,090)	(53,926)	(83,023)
Net assets acquired in business combination	—	(292,094)	—	(325,094)
Acquisitions of oil and natural gas properties	(18,138)	(5,443)	(18,138)	(5,443)
Contributions to equity method investment	(9,543)	(1,726)	(15,162)	(3,566)
Funds held in escrow	1,926	—	—	—
Additions to other property and equipment	(306)	(168)	(430)	(277)
Net Cash Used in Investing Activities	(45,048)	(347,521)	(87,656)	(417,403)
Cash Flows from Financing Activities:
Deferred financing costs	(69)	(6,165)	(69)	(6,214)
Proceeds from credit facility	15,000	145,000	15,000	178,000
Repayments under credit facility	(30,000)	(19,000)	(40,000)	(19,000)
Proceeds from senior notes, net of issuance costs	—	188,000	—	188,000
Repayments of senior notes	(5,000)	(5,000)	(10,000)	(5,000)
Payment of common share dividends	(7,541)	(6,695)	(14,707)	(13,363)
Proceeds from issuance of common shares, net	25,415	—	25,415	—
Common stock repurchased for tax withholding	(52)	(68)	(158)	(300)
Net Cash (Used in) Provided by Financing Activities	(2,247)	296,072	(24,519)	322,123
Net Increase (Decrease) in Cash and Cash Equivalents	4,346	4,466	(4,409)	(6,560)
Cash, Beginning of Period	6,564	2,275	15,319	13,301
Cash, End of Period	$10,910	$6,741	$10,910	$6,741

Exhibit 99.1
DERIVATIVE CONTRACTS
The Company’s oil and natural gas derivative instruments consisted of fixed price swaps, costless collars, and basis swaps. The following table summarizes the open financial derivatives as of August 2, 2024, related to oil and natural gas production.

		Weighted Average Price
Period (1)	Notional Volume	Fixed	Put	Call
		($ per unit)
Oil Swaps (Bbl)
Q3 2024	455,000	$74.91
Q4 2024	435,000	$74.90
2025	645,000	$73.63

Natural Gas Swaps (Mcf)
Q3 2024	600,000	$3.21
Q4 2024	450,000	$3.67
2025	1,470,000	$3.71
2026	555,000	$4.02

Oil Collars (Bbl)
Q3 2024	366,000		$61.00	$83.61
Q4 2024	390,000		$61.92	$83.39
2025	1,635,000		$63.41	$76.42
2026	356,000		$60.53	$80.29

Natural Gas Collars (MMBtu)
Q3 2024	405,000		$3.01	$3.68
Q4 2024	405,000		$3.50	$4.45
2025	1,395,000		$3.29	$4.30

Oil Basis (Bbl)
Q3 2024	330,000	$0.97
Q4 2024	330,000	$0.97
__________________
(1)Q3 2024 derivative positions shown include 2024 contracts, some of which have settled as of August 2, 2024.

Interest Rate Contracts
The Company entered into floating-to-fixed interest rate swaps, in which it will receive a floating market rate equal to one-month CME Term Secured Overnight Financing Rate and will pay a fixed interest rate, to manage future interest rate exposure related to the Company’s Credit Facility. In March 2024, the Company entered into a fixed-to-floating interest rate swap for the period May 2024 - December 2024, to reduce our interest rate exposure, which resulted in a gain of approximately $1 million on a notional amount of $80 million. This gain will be realized upon settlement of the contracts in 2024.

The following table summarizes the open interest rate derivative positions as of June 30, 2024:

Exhibit 99.1

Open Coverage Period	Position	Notional Amount	Fixed Rate
		(In thousands)
July 2024 - April 2026	Long	$30,000	3.180%
July 2024 - April 2026	Long	$50,000	3.039%
July 2024 - December 2024	Short	$80,000	4.910%